EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: September 29, 2026

NORTH ROCK DIGITAL, LP
By: North Rock Digital GP, LLC, its General Partner

By:	/s/ Philip H. Press
Name:	Philip H. Press
Title:	Manager

NORTH ROCK DIGITAL GP, LLC

By:	/s/ Philip H. Press
Name:	Philip H. Press
Title:	Manager

POSITIVO LLC

By:	/s/ Philip H. Press
Name:	Philip H. Press
Title:	Manager

POSITIVO MANAGEMENT LLC

By:	/s/ Philip H. Press
Name:	Philip H. Press
Title:	Co-Chief Investment Officer

PHILIP H. PRESS

/s/ Philip H. Press
Philip H. Press

ALEXANDER M. WLEZIEN

/s/ Alexander M. Wlezien
Alexander M. Wlezien